Exhibit 99.1

Datawatch Announces Preliminary First Quarter 2015 Financial Results

Chelmsford, Mass.—January 13, 2015—Datawatch Corporation (NASDAQ-CM: DWCH), a leading global provider of visual data discovery solutions, today announced preliminary results for its first fiscal quarter ended December 31, 2014. The Company anticipates total revenue for the first quarter to be between $6.9 and $7.0 million, and non-GAAP net loss between $4.5 million and $4.6 million. This compares to total revenue of $8.81 million and non–GAAP net loss of $1.98 million for the first fiscal quarter of 2014. Non-GAAP net loss excludes the effects of the non-cash amortization associated with the purchase of certain intellectual property and other intangible assets and non-cash stock compensation costs.

The foregoing information is preliminary and subject to the Company’s normal quarter-end accounting process and external review by the Company’s independent accounting firm.

“Our performance in the first fiscal quarter of 2015 fell short of our expectations amid a period during which we transitioned our business to a new global sales leader, shifted the sales approach we take in dealing with our extensive customer base and implemented many operational changes,” said Michael A. Morrison, president and chief executive officer of Datawatch. “In our November 2014 earnings call, we discussed aspects of the business where we needed to improve execution. A subsequent full business review led us to implement strategic operational initiatives to improve sales execution, including the re-assessment and realignment of sales resources, which resulted in a 20% reduction in sales reps; the transition from a two-tier partner model to a direct model for our traditional Monarch customer base; changes in our forecasting and selling methodologies; new pipeline-building activities and more targeted lead generation programs. Competitive and macro issues did not affect the quarter’s results, but the level of disruption from the operational changes was much greater than anticipated, resulting in the quarter’s shortfall. We plan to discuss these operational changes in greater detail during our quarterly earnings call later this month.”

Morrison continued, “We have also taken steps to lower our expense structure by reducing our investment in legacy solutions and restructuring our international operations to align with local selling norms. These moves are expected to produce approximately $3 million in annual cost savings, and will result in a one-time charge of approximately $300,000 in the fiscal first quarter and an additional charge of approximately $500,000 in the fiscal second quarter of this year. We do not expect any revenue loss from these cost control changes, and we will continue to closely monitor and exercise discretion on investment decisions to ensure an appropriate return on the dollars we spend.”

Morrison concluded, “With these necessary operational improvements in place and the transition behind us, we have a heightened focus on re-accelerating our revenue growth. We believe that our technology is highly differentiated, with our most recent product release providing additional features specifically targeted at the growing market for visual data discovery solutions against any data set at real-time speed. We recognize we need to earn back our investors’ confidence by demonstrating an ability to execute consistently and we, as fellow shareholders, intend to work diligently to do so.”

The Company plans to release the full results for its first fiscal quarter ended December 31, 2014 after the market close on Tuesday, January 27, 2015. The Company will host a conference call at 8:30 am ET on January 28, 2015 to discuss final result for its first fiscal quarter. Details regarding the conference call will follow in a press release to be issued prior to the call.

About Datawatch Corporation

Datawatch Corporation (NASDAQ-CM: DWCH) provides visual data discovery software that optimizes any data – regardless of its variety, volume, or velocity – delivering next generation analytics to reveal valuable insights for improving business. Its unique ability to integrate structured, unstructured, and semi-structured sources like reports, PDF files and EDI streams with real-time streaming data into visually rich analytic applications allows users to dynamically discover key factors that impact any operational aspect of their business. This ability to perform visual discovery against any data sets Datawatch apart in the big data and visualization markets. Organizations of every size, worldwide use Datawatch products, including 93 of the Fortune 100. Datawatch is headquartered in Chelmsford, Massachusetts with offices in New York, London, Munich, Stockholm, Singapore, Sydney and Manila, and with partners and customers in more than 100 countries worldwide. See the Whole Story for yourself by downloading the free trial at www.datawatch.com/free-trial.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; risks associated with acquisitions, including the recent acquisition of intellectual property from Math Strategies and the acquisition of Panopticon; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry generally, and in the markets for next generation analytics in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; risks associated with international sales and operations; risks associated with indirect distribution channels and co-marketing arrangements, many of which were only recently established; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2014. Any forward-looking statements should be considered in light of those factors.

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Investor Contact:
Datawatch Investor Relations
investor@datawatch.com
Phone: (978) 441-2200 ext. 8323

Media Contact:

Sarah Bernardi

Datawatch Corporation

Sarah_Bernardi@datawatch.com

Phone: (978) 441-2200 ext. 8387

Twitter: @datawatch

© 2015 Datawatch Corporation. Datawatch and the Datawatch logo are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Datawatch Corporation Reconciliation of Preliminary Non-GAAP Income to GAAP Income

Preliminary Non-GAAP Income in the table below are not computed in accordance with generally accepted accounting principles (“GAAP”). Non-GAAP Income is useful to us, and may be useful to investors, because it permits a comparison of the actual or expected performance of our ongoing business. Non-GAAP Income should not be used as substitutes for diluted EPS in conformity with GAAP, or as a GAAP measure of profitability.

Below are the reconciliations of preliminary Non-GAAP Income to preliminary GAAP Income for the quarter ended December 31, 2014.

DATAWATCH CORPORATION
Condensed Consolidated Statements of Operations
Amounts in Thousands
(Unaudited)

	Three Months Ended
	December 31, 2014
	Lower Range	Upper Range	Three Months Ended
	$6.9 million revenue	$7.0 million revenue	December 31, 2013

Net loss (non-GAAP)	$(4,600)	$(4,500)	(1,979)

Non-Cash Expenditures:	(3,100)	(3,000)	(3,635)
(Share-based Comp, Amortization of Intangibles, Unamortized debt discount)

GAAP Net Loss	$(7,700)	$(7,500)	(5,614)